EXHIBIT 23-c

                        BRUNT & COMPANY, P.A.
                    6365 TAFT STREET, SUITE 3003
                      HOLLYWOOD, FLORIDA  33024



           Consent of Independent Certified Public Accountants


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ Brunt & Company, P.A.
Brunt & Company, P.A.
Certified Public Accountants

October 22, 1997